SUB-ITEM 77Q1(a)2

                              MFS SERIES TRUST XII

                       MFS LIFETIME RETIREMENT INCOME FUND

                             MFS LIFETIME 2010 FUND

                             MFS LIFETIME 2020 FUND

                             MFS LIFETIME 2030 FUND

                             MFS LIFETIME 2040 FUND

The Master Amended and Restated By-laws, dated January 1, 2002, as revised June 23, 2004, are contained in Registrant's (File Nos. 333-126328 and 811-21780), Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under the Securities Act of 1933. Such document is incorporated herein by reference.

Appendix A, dated June 28, 2005, to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised June 23, 2004, is contained in Registrant's (File Nos. 333-126328 and 811-21780), Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under the Securities Act of 1933. Such document is incorporated herein by reference.